Exhibit 99.1

Press Contacts:

Liz DeCastro	A.J. Goodman
Iridium Communications Inc.	Ketchum PR
+1 (301) 461-3704	+1 (917) 359-2196
mailto:liz.decastro@iridium.com	aj.goodman@ketchum.com

Marie Knowles
Iridium Communications Inc.
+1 (202) 422-2589
marie.knowles@iridium.com

IRIDIUM ANNOUNCES COMPREHENSIVE PLAN

FOR NEXT-GENERATION CONSTELLATION

Iridium Selects Thales Alenia Space

to Design and Construct Satellites for Iridium NEXT

French Export Credit Agency Commits to Guarantee

Substantially All of $1.8 Billion Credit Facility

MCLEAN, Va., June 2, 2010 – Iridium Communications Inc. (Nasdaq:IRDM) today announced its comprehensive plan for funding, building and deploying its next-generation satellite constellation, Iridium NEXT. Specifically, the Company announced the execution of a fixed price contract with Thales Alenia Space, a joint company between Thales (67%) and Finmeccanica (33%), for the design and construction of satellites for the Iridium NEXT constellation. In addition, the Company announced that Coface, the French export credit agency, has issued, for the account of the French State, a “Promise of Guarantee” which commits to cover 95% of the $1.8 billion credit facility for the project. The financing to be covered by the Coface guarantee is being syndicated through French and other major international banks and financial institutions, and is expected to be completed this summer. The Coface guarantee commitment is not conditioned on Iridium raising any further debt or equity financing. Goldman, Sachs & Co., Société Générale and Hawkpoint Partners Limited continue to advise the Company in connection with the financing.

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Iridium’s fixed price contract with Thales Alenia Space provides for the construction of the originally planned 72 operational satellites and in-orbit spares, plus an additional nine ground spares, which provide greater risk mitigation with respect to the new constellation. As a result of the expanded scope of the project, the total cost of Iridium NEXT, including all costs associated with development, manufacture and launch of the constellation, is now anticipated to be approximately $2.9 billion. In addition, Iridium has entered into an Authorization to Proceed (ATP), which allows Thales Alenia Space to commence work immediately on the development of satellites prior to completion of the financing, with the plan to commence the launch of the first satellites during the first quarter of 2015.

“Our announcement today exceeds our earlier expectations in every way,” said Matt Desch, CEO of Iridium. “We are very pleased with the completion of our comprehensive vendor selection process. We have a great partner in Thales Alenia Space, a world leader in satellite systems, who has developed a sophisticated satellite constellation that will allow us to seamlessly transition to an even more powerful network in the future. In addition, the Coface guarantee enables Iridium to secure attractive and flexible low cost financing for the project. Based on the amount of this guarantee, we expect Iridium NEXT to be fully funded when the financing is finalized this summer. This is a critical step in maintaining our customers’ and partners’ confidence that Iridium will keep delivering innovative products and services globally through the coming decades.”

“We are excited to be Iridium’s lead supplier in the design and build-out of the Iridium NEXT constellation,” said Reynald Seznec, CEO of Thales Alenia Space. “With our satellite design, Iridium will have a flexible platform for the delivery of existing and new services. As the prime contractor for Iridium NEXT, Thales Alenia Space is the undisputed leader in the design and manufacture of commercial low-earth orbiting (LEO) satellite communications systems. We will be supported by a broad consortium of world-class technical partners with extensive expertise in supporting critical missions of this scale and nature, and we expect 40 percent of the work for Iridium NEXT to be subcontracted to North America companies.”

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In conclusion, Desch noted, “Today marks a great milestone in Iridium’s history. We operate the world’s only communications system that truly works everywhere in the world, with more than 359,000 subscribers. By entering into the ATP to immediately begin building a complete next-generation satellite system, and by securing export credit agency support of an amount sufficient to enable us to fully fund the project, we have completed critical steps in laying a strong foundation for Iridium’s future. Going forward we can focus all our energies on continuing to add new subscribers and working with our partners to deliver new products to serve our diverse subscriber base.”

About Iridium Communications Inc.

Iridium Communications Inc. (www.iridium.com) is the only mobile satellite service (MSS) company offering coverage over the entire globe. The Iridium constellation of low-earth orbiting (LEO) cross-linked satellites provides critical voice and data services for areas not served by terrestrial communication networks. Iridium serves commercial markets through a worldwide network of distributors, and provides services to the U.S. Department of Defense and other U.S. and international government agencies. The Company’s customers represent a broad spectrum of industry, including maritime, aeronautical, government/defense, public safety, utilities, oil/gas, mining, forestry, heavy equipment and transportation. Iridium has launched a major development program for its next-generation satellite constellation, Iridium NEXT. The company is headquartered in McLean, Va., U.S.A. and trades on the NASDAQ Global Market under the ticker symbols IRDM (common stock), IRDMW ($7.00 warrants), IRDMZ ($11.50 warrants) and IRDMU (units).

About Thales Alenia Space

A world leader in satellite systems and a major player in orbital infrastructures, Thales Alenia Space (www.thalesaleniaspace.com) is a joint company between Thales (67%) and Finmeccanica (33%). Thales Alenia Space and Telespazio embody the two groups’ “Space Alliance.” Thales Alenia Space sets the global standard in solutions for space telecoms, radar and optical Earth observation, defense and security, navigation and science. The company has a total of 7,200 employees and 11 industrial sites, with design and manufacturing facilities in France, Italy, Spain and Belgium.

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Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding expected Iridium NEXT project costs and deployment schedule and the adequacy of the Iridium NEXT financing. Other forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding overall Iridium NEXT costs, including Euro currency exchange risks, the company’s ability to finalize the Iridium NEXT financing, potential delays in the Iridium NEXT deployment, levels of demand for mobile satellite services (MSS), and the company’s ability to maintain the health, capacity and content of its satellite constellation, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 16, 2010. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Iridium’s forward-looking statements speak only as of the date of this press release and Iridium undertakes no obligation to update forward-looking statements.

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